UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Transaction with FirstFire Global Opportunities Fund, LLC

On June 18, 2024, Signing Day Sports, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement, dated as of June 18, 2024 (the “June 2024 FF Purchase Agreement”), between the Company and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which, as a private placement transaction, the Company was required to issue FirstFire a senior secured promissory note for principal of $198,611 (the “June 2024 FF Note”); 90,277 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), as partial consideration for the purchase of the June 2024 FF Note (the “June 2024 FF Commitment Shares”); a common stock purchase warrant for the purchase of up to 662,036 shares of common stock at an initial exercise price of $0.30 per share (the “First June 2024 FF Warrant”), as partial consideration for the purchase of the June 2024 FF Note; and a common stock purchase warrant for the purchase of up to 120,370 shares of common stock at an initial exercise price of $0.01 per share exercisable from the date of an Event of Default (as defined in the June 2024 FF Note) under the June 2024 FF Note (the “Second June 2024 FF Warrant,” and together with the First June 2024 FF Warrant, the “June 2024 FF Warrants”), as partial consideration for the purchase of the June 2024 FF Note.

The Company also entered into a Security Agreement , dated as of June 18, 2024 (the “June 2024 FF Security Agreement”), between the Company and FirstFire, under which the Company agreed to grant FirstFire a security interest to secure the Company’s obligations under the June 2024 FF Note in all assets of the Company, except for a certificate of deposit account with Commerce Bank of Arizona (“CBAZ”) with an approximate balance of $2,100,000 together with (i) all interest, whether now accrued or hereafter accruing; (ii) all additional deposits made to such account; (iii) any and all proceeds from such account; and (iv) all renewals, replacements and substitutions for any of the foregoing, which is subject to that certain Assignment of Deposit Account, dated as of December 11, 2023, between the Company and CBAZ, until the full repayment of that certain Promissory Note in the original principal amount of $2,000,000 issued by the Company to CBAZ, dated as of December 11, 2023 and maturing on December 11, 2024 (the “Second CBAZ Promissory Note”), pursuant to that certain Business Loan Agreement, dated as of December 11, 2023, between the Company and CBAZ.

The closing of the transaction contemplated by the June 2024 FF Purchase Agreement, including FirstFire’s payment of the purchase price of $175,000, was subject to certain conditions. On June 18, 2024, such conditions were met. As a result, the June 2024 FF Commitment Shares, the June 2024 FF Note and the June 2024 FF Warrants were issued as of June 18, 2024, and FirstFire paid $175,000, of which the Company received $154,500 in net proceeds after deductions of the placement agent’s fee of $12,250 and non-accountable expense allowance of $1,750, and FirstFire counsel’s fees of $6,500.

June 2024 FF Purchase Agreement

Under the June 2024 FF Purchase Agreement, until the June 2024 FF Note has been fully converted or repaid, the June 2024 FF Note holder will have participation rights and rights of first refusal on any offers of the Company’s securities other than offerings previously disclosed in the Company’s reports filed with the SEC or any Excluded Issuance (as defined in the June 2024 FF Purchase Agreement), and most favored nation rights on any offers of the Company’s securities other than for an Excluded Issuance. The Company will also be prohibited from effecting or entering into an agreement involving a Variable Rate Transaction (as defined in the June 2024 FF Purchase Agreement) other than pursuant to an “at-the-market” agreement with a registered broker-dealer, whereby such registered broker-dealer is acting as principal in the purchase of common stock from the Company or an Equity Line of Credit (as defined in the June 2024 FF Note), without the consent of FirstFire, which may not be unreasonably withheld. In addition, the Company may not issue or agree, propose, or offer to issue any shares of common stock or securities with underlying common stock prior to the 30th calendar day after the date of the June 2024 FF Purchase Agreement other than an Excluded Issuance.

The June 2024 FF Purchase Agreement (as well as the June 2024 FF Note and the June 2024 FF Warrants) provides that the maximum amount of shares of common stock issuable under the June 2024 FF Note and the June 2024 FF Warrants is limited to the FF Exchange Limitation (as defined below) until the Company obtains stockholder approval (the “FF Stockholder Approval”) to issue shares in excess of 19.99% of the issued and outstanding common stock of the Company as of the date of the Securities Purchase Agreement, dated as of May 16, 2024, between the Company and FirstFire (the “May 2024 FF Purchase Agreement”), previously reported in the Current Report on Form 8-K/A  filed by the Company with the Securities and Exchange Commission on May 21, 2024 (the “Prior Form 8-K”), or 3,074,792 shares of common stock, which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the June 2024 FF Purchase Agreement under applicable rules of the NYSE American LLC (the “NYSE American”) and such limited number of shares, the “FF Exchange Limitation”). The Company is required to hold a meeting of stockholders on or before the date that is six months after the date of the June 2024 FF Purchase Agreement, for the purpose of obtaining the FF Stockholder Approval, with the recommendation of the Company’s board of directors that such proposal be approved; the Company must solicit proxies from the Company’s stockholders in connection with the proposal in the same manner as all other management proposals in such proxy statement; and all management-appointed proxyholders must vote their proxies in favor of such proposal. In addition, all members of the Company’s board of directors and all of the Company’s executive officers must vote in favor of such proposal, for purposes of obtaining the FF Stockholder Approval, with respect to all of the Company’s securities then held by such persons, and the Company must generally use the Company’s commercially reasonable efforts to obtain the FF Stockholder Approval. If the Company does not obtain the FF Stockholder Approval at the first meeting at which the proposal is voted upon, the Company must call a stockholder meeting as often as possible thereafter to seek the FF Stockholder Approval until the FF Stockholder Approval is obtained.

The FirstFire Purchase Agreement also contains a most favored nations provision with respect to the issuance of any securities of the Company other than an Excluded Issuance.

June 2024 FF Registration Rights Agreement

As required by the June 2024 FF Purchase Agreement, the Company and FirstFire entered into a Registration Rights Agreement, dated as of June 18, 2024 (the “June 2024 FF Registration Rights Agreement”), pursuant to which the Company agreed to register the resale of the June 2024 FF Commitment Shares and the shares of common stock underlying the June 2024 FF Note and the June 2024 FF Warrants under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement. The Company agreed to file the registration statement with the SEC within 90 calendar days from the date of the June 2024 FF Purchase Agreement and to have the registration statement declared effective by the SEC within 120 days from the date of the June 2024 FF Purchase Agreement. The Company also granted FirstFire certain piggyback registration rights pursuant to the June 2024 FF Purchase Agreement. Pursuant to the June 2024 FF Registration Rights Agreement, if the total number of shares issuable upon conversion of the June 2024 FF Note or upon exercise of the June 2024 FF Warrants becomes greater than the number that may be offered for resale by means of the prospectus that forms a part of the registration statement, then the Company will be required to register the additional shares of common stock for resale by means of one or more separate prospectuses.

June 2024 FF Note

The principal amount of the June 2024 FF Note is based on an original issue discount of 10% and will bear interest at the rate of 10% per annum on a 365-day basis. The interest will be guaranteed, which requires that all interest that would accrue through the latest date of maturity (equal to approximately $19,861) be paid. The June 2024 FF Note will mature on the earlier of the 12-month anniversary date of the issuance date, or June 18, 2025, and the date of the consummation of a sale, conveyance or disposition of all or substantially all of the assets of the Company, or the consolidation, merger or other business combination of the Company with or into any other entity when the Company is not the survivor.

Under the June 2024 FF Note, the Company is required to make eight monthly amortization payments of approximately $27,309 each commencing October 18, 2024. The Company may prepay the June 2024 FF Note any time prior to an Event of Default on 15 trading days’ prior written notice for an amount equal to 110% of the principal amount then outstanding and 110% of the accrued and unpaid interest outstanding.

Under the June 2024 FF Note, the holder of the June 2024 FF Note may at any time and from time to time, subject to a limitation on beneficial ownership equal to 4.99% of the common stock that would be outstanding immediately after conversion (the “FF Note Beneficial Ownership Limitation”) and the FF Exchange Limitation, convert the outstanding principal amount and accrued interest under the June 2024 FF Note into shares of common stock at an initial conversion price of $0.30 per share, subject to adjustment, including adjustments under full-ratchet anti-dilution provisions for any issuances of securities at a lower price per share or per underlying share of common stock to match the price of such lower-priced securities, other than for an Excluded Issuance (the “Fixed Conversion Price”). If the Company fails to make an amortization payment when due under the June 2024 FF Note, the balance remaining under the June 2024 FF Note will become convertible, and the conversion price will become the lower of the then-applicable Fixed Conversion Price and 80% of the lowest closing price of the common stock during the ten trading days prior to the date of a conversion of the June 2024 FF Note. If an Event of Default occurs under the June 2024 FF Note, then the balance remaining under the June 2024 FF Note will become convertible at the lower of the Fixed Conversion Price, the closing price of the common stock on the date of the Event of Default (or the next trading day if such date is not on a trading day), and $0.195 per share.

The June 2024 FF Note defines an “Event of Default” to include: The failure to pay obligations when due; failure to issue shares upon conversions as required; a material breach of representations and warranties or covenants; the entry of material judgments against certain of the Company’s subsidiaries; the initiation of bankruptcy or insolvency proceedings of certain of the Company’s subsidiaries; defaults on other indebtedness; failure to remain subject to and compliant with the Securities Exchange Act of 1934, as amended; failure to maintain intellectual property and other necessary assets; the restatement of any financial statements; disclosure or attempted disclosure of material non-public information to the June 2024 FF Note holder; unavailability of Rule 144 under the Securities Act for resales of the Company’s securities on or after six months from the issuance date of the June 2024 FF Note; and the delisting or suspension of listing of the Company’s common stock by the NYSE American. The occurrence of an Event of Default will result in a number of additional obligations to the June 2024 FF Note holder, including acceleration and multiplication by 125% of the June 2024 FF Note balance; default interest at the rate of the lesser of (i) 15% per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid; and the increase of the principal balance of the June 2024 FF Note by $3,000 each calendar month until the June 2024 FF Note is repaid in its entirety.

If at any time prior to the full repayment or full conversion of all amounts owed under the June 2024 FF Note the Company receives cash proceeds from any source or series of related or unrelated sources on or after the date of the June 2024 FF Note, including but not limited to, payments from customers, the issuance of equity or debt, the incurrence of Indebtedness (as defined in the June 2024 FF Note), a merchant cash advance, sale of receivables or similar transaction, the exercise of outstanding warrants of the Company, the issuance of securities pursuant to an Equity Line of Credit (as defined in the June 2024 FF Note) of the Company or the Company’s offering of securities under Regulation A under the Securities Act, or the Company’s sale of assets (including but not limited to real property), the Company shall, within one business day of the Company’s receipt of such proceeds, inform the holder of the June 2024 FF Note of or publicly disclose such receipt, following which the holder of the June 2024 FF Note shall have the right in its sole discretion to require the Company to immediately apply up to 100% of such proceeds to repay all or any portion of the outstanding principal amount and interest (including any default interest) then due under the June 2024 FF Note, not including any such proceeds used to repay that certain senior secured promissory note issued to FirstFire on May 16, 2024, in the original principal amount of $412,500 (the “May 2024 FF Note”).

The June 2024 FF Note will be a senior secured obligation of the Company, with priority over all existing and future indebtedness of the Company, except that the June 2024 FF Note provides that it will be pari passu in priority to the May 2024 FF Note, and junior in priority to the Second CBAZ Promissory Note. The Company may not incur any Indebtedness that is senior to or pari passu with the obligations under the June 2024 FF Note except as described above. During the period that any obligation under the June 2024 FF Note remains outstanding, the Company may not, without the June 2024 FF Note holder’s prior written consent, declare or pay any dividends or other distributions on shares of capital stock except in the form of shares of common stock or distributions pursuant to a stockholders’ rights plan approved by a majority of the Company’s disinterested directors. The Company also may not repurchase any capital stock or repay any indebtedness other than the June 2024 FF Note and the Second CBAZ Promissory Note while the Company has any obligation under the June 2024 FF Note without FirstFire’s written consent. The Company also may not (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; (c) enter into a Variable Rate Transaction; or (d) enter into any merchant cash advance transaction, sale of receivables transaction, or any other similar transaction, without the consent of FirstFire, which may not be unreasonably withheld. The June 2024 FF Note also contains a most favored nations provision with respect to the issuance of any debt securities of the Company.

June 2024 FF Warrants

First June 2024 FF Warrant

The First June 2024 FF Warrant will be exercisable for up to 662,036 shares of common stock from the date of issuance until the fifth anniversary of the date of issuance. The holder may exercise the First June 2024 FF Warrant by a “cashless” exercise if the Market Price (as defined below) is less than the exercise price then in effect and there is no effective registration statement for the resale of the shares. The “Market Price” is defined as the highest traded price of the common stock during the 30 trading days before the date of the cashless exercise. The number of shares issuable upon cashless exercise will equal (i) the product of (a) the number of shares of common stock that the holder elects to purchase under the First June 2024 FF Warrant, times (b) the Market Price less the exercise price, divided by (ii) the Market Price.

Under the First June 2024 FF Warrant, the holder of the First June 2024 FF Warrant may at any time and from time to time, subject to a provision equivalent to the FF Note Beneficial Ownership Limitation and the FF Exchange Limitation, exercise the First June 2024 FF Warrant to purchase shares of common stock at an initial exercise price of $0.30 per share, subject to adjustment, including adjustments under full-ratchet anti-dilution provisions for any issuances of securities at a lower price per share or per underlying share of common stock other than for an Excluded Issuance, or for any issuances of securities at a price which varies or may vary with the market price of the common stock, to match the price of such lower-priced or variable-priced securities, or for other dilution events. Simultaneous with any adjustment to the exercise price as a result of an anti-dilution adjustment, the number of shares underlying the First June 2024 FF Warrant will be adjusted proportionately so that after such adjustment the aggregate exercise price payable under the First June 2024 FF Warrant for the adjusted number of shares underlying the First June 2024 FF Warrant will be the same as the aggregate exercise price in effect immediately prior to such adjustment (without regard to any limitations on exercise). The First June 2024 FF Warrant also contains rights to any rights to purchase securities of the Company distributed pro rata to the stockholders of the Company.

Second June 2024 FF Warrant

The Second June 2024 FF Warrant will be exercisable for up to 120,370 shares of common stock for an initial exercise price of $0.01 per share from the date of an Event of Default until the fifth anniversary of the date of an Event of Default, subject to a provision equivalent to the FF Note Beneficial Ownership Limitation and the FF Exchange Limitation. The Second June 2024 FF Warrant will automatically be canceled if the June 2024 FF Note is fully repaid in cash prior to any Event of Default. The Second June 2024 FF Warrant otherwise has the same terms and conditions as the First June 2024 FF Warrant.

Placement Agent Compensation

Under the Company’s engagement letter agreement, dated August 9, 2021, as amended (the “Boustead Engagement Letter”), with Boustead Securities, LLC, a registered broker-dealer (“Boustead”), Boustead acted as placement agent in the transaction described above. Pursuant to the Boustead Engagement Letter, the Company paid Boustead a commission of $12,250, equal to 7% of the gross proceeds from this transaction, and a non-accountable expense allowance of $1,750, equal to 1% of the gross proceeds from this transaction. Boustead waived any rights to compensation from the issuance of common stock and warrants to purchase common stock of the Company under the Boustead Engagement Letter with respect to this transaction.

The foregoing description of the terms and conditions of the June 2024 FF Note, the First June 2024 FF Warrant, the Second June 2024 FF Warrant, the June 2024 FF Purchase Agreement, the June 2024 FF Security Agreement, and the June 2024 FF Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the June 2024 FF Note, the First June 2024 FF Warrant, the Second June 2024 FF Warrant, the June 2024 FF Purchase Agreement, the June 2024 FF Security Agreement, and the June 2024 FF Registration Rights Agreement, copies of which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to May 2024 Transaction Documents with FirstFire Global Opportunities Fund, LLC

On June 18, 2024, the Company entered into an Amendment to the Transaction Documents, dated as of June 18, 2024, between the Company and FirstFire (the “Amendment to May 2024 FF Transaction Documents”). The Amendment to May 2024 FF Transaction Documents contained agreements relating to and amendments to the May 2024 FF Purchase Agreement, the senior secured promissory note in the principal amount of $412,500 issued by the Company to FirstFire as of May 16, 2024, as amended by the Amendment to Senior Secured Promissory Note and Warrants (the “Amendment to FF Note and FF Warrants”), dated as of May 20, 2024, between the Company and FirstFire (as amended, the “May 2024 FF Note”); the warrant to purchase 1,375,000 shares of common stock issued by the Company to FirstFire as of May 16, 2024, as amended by the Amendment to FF Note and FF Warrants (as amended, the “First May 2024 FF Warrant); and the warrant to purchase 250,000 shares of common stock issued by the Company to FirstFire as of May 16, 2024, as amended by the Amendment to FF Note and FF Warrants (as amended, the “Second May 2024 FF Warrant” and together with the May 2024 FF Purchase Agreement, the May 2024 FF Note, and the First May 2024 FF Warrant, the “May 2024 FF Transaction Documents”).

The Amendment to May 2024 FF Transaction Documents provided that neither the Company’s execution of the June 2024 FF Purchase Agreement and the related transaction documents, nor the Company’s issuance of securities to FirstFire pursuant to the June 2024 FF Purchase Agreement and the related transaction documents, will cause a breach of any provision of the May 2024 FF Purchase Agreement or an Event of Default (as defined in the May 2024 FF Note) under the May 2024 FF Note. The Amendment to May 2024 FF Transaction Documents further provided that the issuance of the June 2024 FF Note was permitted, and that the June 2024 FF Note will be pari passu in priority to the May 2024 FF Note, notwithstanding anything to the contrary in the May 2024 FF Transaction Documents. In addition, the May 2024 FF Purchase Agreement was amended to delete a provision that, upon meeting certain terms and conditions, at the Company’s option, FirstFire must fund the purchase price of at least an additional $175,000 under the same terms and conditions as the May 2024 FF Transaction Documents.

The foregoing description of the terms and conditions of the Amendment to May 2024 FF Transaction Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to May 2024 FF Transaction Documents, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Cancellation Agreement

As previously disclosed in the Prior Form 8-K, under the Company’s engagement letter agreement with Boustead, in connection with the transaction contemplated by the May 2024 FF Purchase Agreement, in which Boustead acted as the placement agent, the Company issued to Boustead, among other cash and equity compensation, a placement agent warrant to purchase up to 7% of the shares of common stock issuable upon exercise of the Second May 2024 FF Warrant, or 17,500 shares, at an exercise price of $0.01 per share (the “Second May 2024 PA Warrant”), exercisable for five years from the initial date of the exercisability of the Second May 2024 FF Warrant.

On June 18, 2024, the Company and Boustead entered into a Warrant Cancellation Agreement, dated as of June 18, 2024, between the Company and Boustead (the “Warrant Cancellation Agreement”), which provided that the Second May 2024 PA Warrant was cancelled and of no further effect, and that no other compensation will be issued to Boustead by the Company in lieu of the Second May 2024 PA Warrant.

The foregoing description of the terms and conditions of the Warrant Cancellation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Cancellation Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the section “Transaction with FirstFire Global Opportunities Fund, LLC” of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the section “Transaction with FirstFire Global Opportunities Fund, LLC” of Item 1.01 of this Current Report on Form 8-K regarding the issuance of the June 2024 FF Note, the First June 2024 FF Warrant, and the Second June 2024 FF Warrant is incorporated herein by reference.

The June 2024 FF Note, the First June 2024 FF Warrant, and the Second June 2024 FF Warrant were issued and sold to FirstFire, and the shares of common stock that may be issued by the Company to the holder(s) of these securities are being offered and sold, by the Company in a transaction that is exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. In the June 2024 FF Purchase Agreement, FirstFire represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Senior Secured Promissory Note issued on June 18, 2024 by Signing Day Sports, Inc. to FirstFire Global Opportunities Fund, LLC
4.2	Common Stock Purchase Warrant issued on June 18, 2024 by Signing Day Sports, Inc. to FirstFire Global Opportunities Fund, LLC
4.3	Common Stock Purchase Warrant issued on June 18, 2024 by Signing Day Sports, Inc. to FirstFire Global Opportunities Fund, LLC
10.1	Securities Purchase Agreement, dated as of June 18, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC
10.2	Security Agreement, dated as of June 18, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC
10.3	Registration Rights Agreement, dated as of June 18, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC
10.4	Amendment to May 2024 FF Transaction Documents, dated as of June 18, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC
10.5	Warrant Cancellation Agreement, dated as of June 18, 2024, between Signing Day Sports, Inc. and FirstFire Global Opportunities Fund, LLC
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
Name: Daniel D. Nelson
Title: Chief Executive Officer